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Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

FOR TENDER OF OUTSTANDING SHARES OF COMMON STOCK
OF
VARSITY GROUP INC.
AT
$0.20 PER SHARE
PURSUANT TO THE OFFER TO PURCHASE
DATED MARCH 7, 2008
BY
VGI ACQUISITION CORP.
A WHOLLY-OWNED SUBSIDIARY OF
VGI HOLDINGS CORP.
A WHOLLY-OWNED SUBSIDIARY OF
FOLLETT CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (NEW YORK CITY TIME) ON APRIL 4, 2008, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach American Stock Transfer and Trust Company (the "Depositary") before the Expiration Date (as defined in Section 1 of the offer to purchase, dated March 7, 2008 (the "Offer to Purchase")). This form may be delivered by hand, transmitted by manually signed facsimile transmission or mailed (to the Depositary). See Section 3—"Procedure for Tendering the Shares" of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
By Manually Signed Facsimile Transmission: (for Eligible Institutions only) (718) 234-5001
Confirm Facsimile By Telephone: (718) 921-8317 or toll-free at (877) 248-6417

        Delivery of this Notice of Guaranteed Delivery to an address other than the one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

        This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, then such signature guarantees must appear in the applicable space provided in the signature box on the letter of transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to VGI Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of VGI Holdings Corp., a Delaware corporation ("Parent"), which is a wholly-owned subsidiary of Follett Corporation, an Illinois corporation ("Follett"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 2008 (the "Offer to Purchase"), and the related letter of transmittal and instructions thereto (which, as they may be amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of the common stock, par value $0.0001 per share (the "Shares"), of Varsity Group Inc. (the "Company"), set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Certificate Nos. (If Available):
Number of Shares:
☐	Check if Shares will be tendered by book-entry transfer
Account Number:
Dated:	, 2008
Name(s) of Record Holder(s):	(Please Type or Print)
Address(es):
Zip Code:

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

        The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal and certificates for Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:
Authorized Signature:
Name:
(Please Print or Type)
Title:
Address:
Zip Code:
Area Code and Telephone Number(s):
Dated:	, 2008

NOTE: Do not send certificates for Shares with this notice. Certificates for Shares must be sent with your letter of transmittal.

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  Exhibit (a)(1)(C)